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                                                                      EXHIBIT 23


             CONSENT OF DELOITTE & TOUCHE LLP AND REPORT ON SCHEDULE



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statements No. 33-48022, No. 33-52700, No. 33-80172, No. 33-71080, No. 33-80170, No. 333-03125,
No. 333-31027, and No. 333-10442 of Metatec International, Inc. on Form S-8 and Registration Statement No. 333-03123 on Form S-3 of our reports dated March 1, 2002, included in this Annual Report on Form 10-K of Metatec International, Inc. for the year ended December 31, 2001.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Metatec International, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.




/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
March 25, 2002
Columbus, Ohio









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